Schwartz Levitsky Feldman llp
CHARTERED ACCOUNTANTS
LICENSED PUBLIC ACCOUNTANTS
TORONTO • MONTREAL

January 14, 2009

Securities and Exchange Commission
Washington, D.C.
20549

Ladies and Gentlemen;

Re:  Renhuang Pharmaceuticals, Inc.

We have read Item 4.01 of Form 8-K of Renhuang Pharmaceuticals Inc. dated January 13, 2009 and with a report date of January 9, 2009 agree with the statements concerning our firm contained therein.

Yours very truly,

SCHWARTZ LEVITSKY FELDMAN LLP

“SCHWARTZ LEVITSKY FELDMAN LLP”

Per:  Gerry Goldberg, C.A.

GG/ch

                        1167 Caledonia Road
Toronto, Ontario M6A 2X1
Tel:  416 785 5353
Fax:  416 785 5663